Exhibit 99.1
News Release

Boeing Corporate Offices 100 North Riverside Plaza Chicago, IL 60606 www.boeing.com

Boeing to Reduce 747 Production Rate, Recognize Fourth-Quarter Charge

•	Slow cargo market recovery pushes build rate to 0.5 per month in Sept. 2016

•	Company to record Q4 earnings charge; no effect on 2015 revenue or cash

•	Global passenger traffic and demand remain strong

CHICAGO, Jan. 21, 2016 -The Boeing Company [NYSE: BA] announced today it will lower the production rate on the 747-8 program to match supply with near-term demand in the cargo market. To account for the market and production impacts, the company will recognize a $569 million after-tax charge ($0.84 per share) when it announces financial results for the fourth quarter of 2015.
“Global air passenger traffic growth and airplane demand remain strong, but the air cargo market recovery that began in late 2013 has stalled in recent months and slowed demand for the 747-8 Freighter,” said Ray Conner, Boeing vice chairman and president and CEO of Boeing Commercial Airplanes. “While we remain confident in the 747-8’s unique value-proposition and an upcoming replacement cycle for late-model 747-400 Freighters, we’re taking the prudent step to further align production with current market requirements.”
In September 2016, the 747-8 program’s production will decline from one airplane per month to 0.5 per month. The company previously announced that the rate would drop from 1.3 per month to one per month in March 2016.
On a pre-tax basis at the segment level, Boeing Commercial Airplanes will report a charge of $885 million. The earnings charge will not affect the company’s 2015 revenue or cash flow. Boeing will announce its fourth quarter financial results and provide guidance for 2016 on Jan. 27.
“We are closely monitoring the air cargo market as we work to win additional orders to support ongoing future production. At the same time, we continue to aggressively drive productivity to lower costs across our production system to offset the current market challenges,” said Greg Smith, executive vice president of Business Development & Strategy and chief financial officer.
The most recent air transport industry data show that air freight contracted in November, with volumes declining by 1.2 percent compared to the same time a year ago. This contrasts with global passenger demand which grew at 5.9 percent, above the 10-year average rate, according to the International Air Transport Association (IATA).

Caution Concerning Forward-Looking Statements
Certain statements in this release may be "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expects," "intends," "plans," "projects," "believes," "estimates," "anticipates," and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future plans, business prospects, financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from these forward-looking statements. As a result, these statements speak only as of the date they are made and we undertake no obligation to update or revise any forward-looking statement, except as required by federal securities laws. Specific factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to, the effect of economic conditions in the United States and globally, general industry conditions as they may impact us or our customers, and our reliance on our commercial customers, our U.S. government customers, our suppliers and the worldwide market, as well as the other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission.

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Contact:

Communications:    Bernard Choi (312) 544-2002
Investor Relations:    Troy Lahr or Ben Hackman (312) 544-2140